Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders of

OMNI Energy Services Corp.

We have issued our report dated March 31, 2010 (except for Note 2, as to which the date is August 26, 2010), with respect to the consolidated financial statements included in the Annual Report of OMNI Energy Services Corp. on Form 10-K/A for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said report in the Registration Statement of OMNI Energy Services Corp. on Form S-8 (File No. 333-160462, effective July 7, 2009; File No. 333-126679, effective July 18, 2005; File No. 333-110198, effective November 3, 2003; File No. 333-35816, effective April 27, 2000; File No. 333-80973, effective June 18, 1999 and File No. 333-49409, effective April 3, 1998) and pertaining to the incentive plans of OMNI Energy Services Corp., and Form S-3 (File No. 333-131696, effective March 13, 2009).

/s/ GRANT THORNTON LLP

Houston, Texas

March 31, 2010 (except for Note 2, as to which the date is August 26, 2010)